Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72656, 333-111747, 333-111748) of our report dated February 7, 2005 relating to the financial statements and financial statement schedule, which appears in the 2004 Annual Report to Shareholders of Aetrium Incorporated, which is included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 30, 2005